UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DUK	New York Stock Exchange LLC
5.125% Junior Subordinated Debentures due January 15, 2073	DUKH	New York Stock Exchange LLC
5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On March 19, 2020, Duke Energy Corporation (the “Corporation”) entered into a $1,500,000,000 364-Day Term Loan Credit Agreement, dated as of March 19, 2020 (the “Credit Agreement”), among the Corporation, as Borrower, certain Lenders from time to time parties thereto, and PNC Bank, National Association as Administrative Agent.  On March 19, 2020, the Corporation borrowed the full amount under the Credit Agreement. The Credit Agreement contains a provision for increasing the amount available for borrowing by up to $500,000,000, upon the request of the Corporation and subject to the increased participation of existing or additional lenders under the agreement.

The disclosure in this Item 1.01 is qualified in its entirety by the provisions of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.   Other Events

In addition to the $1.5 billion borrowing under the Credit Agreement described in Item 1.01 above, on March 17, 2020, the Corporation borrowed the remaining $500 million of availability under its existing $1.0 billion revolving credit facility, described in the Corporation’s Current Report on Form 8-K filed on May 16, 2019.  The combined $2.0 billion of borrowings under these two facilities, along with any additional borrowing obtained under the commitment increase feature of the Credit Agreement described above, will be used to reduce outstanding commercial paper and to fund general corporate purposes.  The Corporation expects to have sufficient liquidity in the form of cash on hand and from operations and available credit capacity to support its funding needs.

As of March 19, 2020, the Corporation had approximately $1.9 billion of cash on hand and $4.4 billion available under its $8.0 billion master credit facility, as identified and further described in its Current Report on Form 8-K filed on March 17, 2020. The Corporation also has additional liquidity available totaling approximately $2.5 billion under outstanding equity forward agreements. The majority of such additional liquidity relates to the Corporation’s offering on November 18, 2019, of 28,750,000 shares of its Common Stock. Such stock was sold under forward sale agreements which may be settled at the option of the Corporation on or before December 31, 2020, as further described in the Corporation’s Current Report on Form 8-K filed on November 21, 2019.

Item 9.01.   Financial Statements and Exhibits

(d)               Exhibits.

10.1 $1,500,000,000 364-Day Term Loan Credit Agreement, dated as of March 19, 2020, among the Corporation, as Borrower, certain Lenders from time to time parties thereto, and PNC Bank, National Association as Administrative Agent

104   Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: March 19, 2020	By:	/s/ Robert T. Lucas III
	Name:	Robert T. Lucas III
	Title:	Assistant Corporate Secretary